Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ENGlobal Corporation (the “Company”) of our report dated March 12, 2015, relating to the consolidated financial statements of ENGlobal Corporation as of December 27, 2014, and for the year then ended, which is included in the Company's Annual Report on Form 10-K for the year ended December 27, 2014, as filed with the Securities and Exchange Commission on March 12, 2015.

/s/ Hein & Associates LLP
Hein & Associates LLP
Houston, Texas

June 29, 2015